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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2004

SWIFT TRANSPORTATION CO., INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043

(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 22, 2004, we amended our existing accounts receivable securitization program to extend the maturity to December 21, 2005 and to increase the maximum purchase limit from $200 million to $250 million. Our accounts receivable securitization is with ABN AMRO Bank, N.V. and Amsterdam Funding Corporation and information about the program is detailed in our financial statements contained in our Annual Report on Form 10-K.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On January 26, 2005, we announced in a press release information concerning our earnings for the quarterly and annual period ended December 31, 2004. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached at Exhibit 99.1. The information in this press release concerning our results of operations is being furnished, not filed, under Item 2.02 of this Report on Form 8-K.

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES AND

ITEM 2.06 MATERIAL IMPAIRMENTS

     On January 25, 2005, the Board of Directors of Swift Transportation Co., Inc. committed to a course of action to dispose of its autohaul business. Attached at Exhibit 99.1 of this Report on Form 8-K is a press release that discusses the facts and circumstances leading to this action and the types and amounts of costs and charges associated therewith, which information is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release dated January 26, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 27, 2005

SWIFT TRANSPORTATION CO., INC.

/s/	William F. Riley III

By:	William F. Riley III
Chief Financial Officer